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                                  EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Eaton Corporation Executive Strategic Incentive Plan of our report dated January 19, 1999, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


Cleveland, Ohio
September 1, 1999


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